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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 _____________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12 (B) OR 12 (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        INDEPENDENT ENERGY HOLDINGS PLC
             (Exact Name of Registrant as Specified in its Charter)



   ENGLAND AND WALES                                       4911
(State of Incorporation                                (I.R.S. Employer
    or Organization)                                  Identification no.)


    DOMINION COURT, 43 STATION ROAD,
 SOLIHULL, WEST MIDLANDS, UNITED KINGDOM                    B91 3RT
(Address of  Principal Executive Offices)                  (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12 (b) of the        pursuant to Section 12 (g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction          pursuant to General Instruction
A. (c), please check the following       A. (d), please check the following
box.  [   ]                              box.   [X]

Securities Act registration statement file number to which this form relates:
333-56223

Securities to be registered pursuant to Section 12 (g) of the Act:

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered
          -------------------           ------------------------------

     AMERICAN DEPOSITARY SHARES,
     EACH REPRESENTING ONE ORDINARY
     SHARE, NOMINAL VALUE 1P PER SHARE       NASDAQ NATIONAL MARKET
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the securities to be registered hereunder is contained in the sections entitled "Description of Share Capital," "Description of American Depositary Receipts" and "Taxation" of the Prospectus included in the Registrant's Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "Commission") on June 5, 1998 and is incorporated herein by reference.


ITEM 2.  EXHIBITS

Exhibit
 Number     DESCRIPTION
-------     -----------

1.1 Copy of pages 44-58 of the above-referenced Preliminary Prospectus, portions of which are being incorporated herein by reference, pursuant to Rule 12b-23

4.1         Memorandum and Articles of Association of the Registrant(1)

4.2 Form of Deposit Agreement among the Registrant, the Bank of New York, as Depositary, and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipts)(2)

5.1         Form of Ordinary Share Certificate of the Registrant(3)

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(1)  Incorporated herein by reference to Exhibit 3 of the Registrant's
     Registration Statement on Form  F-1 filed with the Commission on June 5,
     1998.

(2) Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form F-1 filed with the Commission on June 5, 1998.

(3) Incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form F-1 filed with the Commission on June 5, 1998.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        INDEPENDENT ENERGY HOLDINGS PLC
                                        (Registrant)



Date:    June 18, 1998                   By: /s/ JERRY W. JARRELL
      ---------------------                  ---------------------------------
                                             Jerry W. Jarrell
                                             Director